UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PLAYTEX PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Stockholder:

We recently sent to you proxy material for the special meeting of stockholders of Playtex Products, Inc., a Delaware corporation (“Playtex”).  The special meeting of stockholders will be held at Playtex’s corporate headquarters at 300 Nyala Farms Road, Westport, Connecticut, 06880, on Thursday, September 27, 2007, at 11:00 a.m, local time. This letter is being sent to all holders of record of shares of Playtex common stock at the close of business on August 15, 2007, the record date for the special meeting, regardless of whether any of such holder’s shares have been voted on the proposals to be considered at the special meeting.

As more fully described in the Proxy Statement, dated August 27, 2007, Playtex entered into a merger agreement providing for the acquisition, through a merger transaction, of Playtex by Energizer Holdings, Inc.  If the merger is completed, you will be entitled to receive $18.30 in cash, without interest, for each share of Playtex common stock you own. Our Board of Directors unanimously recommended that Playtex’s stockholders vote “FOR” the adoption of the merger agreement and approval of the merger.

Your vote is very important.   The merger cannot be completed unless the merger agreement is adopted and the merger is approved by the affirmative vote of holders of at least a majority of the outstanding shares of Playtex common stock entitled to vote. As of August 15, 2007, the record date for determining stockholders entitled to vote at the special meeting, 63,060,572 shares of Playtex common stock were outstanding.  The holders of at least a majority of these shares on the record date must vote in favor of the adoption of the merger agreement and the approval of the merger in order to enable us to complete the transaction.  If you fail to vote on the adoption of the merger agreement and approval of the merger, the effect will be the same as a vote against the adoption of the merger agreement and approval of the merger.

In addition, please note that on page 40 of the Proxy Statement, under the heading “Gross-Up Payments” a table provides information regarding estimated “gross-up” tax payments for those executives whose payments under the arrangements described in the Proxy Statement would result in excise tax liability under Section 4999 of the Internal Revenue Code. The amounts for Perry R. Beadon and Thomas M. Schultz were inadvertently omitted from the table.  Those amounts are: Mr. Beadon, $832,801 and Mr. Schultz, $504,057.

Whether or not you plan to attend the special meeting and regardless of the number of shares you own, it is important that your shares be represented.  ACCORDINGLY, IF YOU HAVE NOT YET VOTED, PLEASE TAKE A MOMENT NOW TO VOTE BY ANY OF THE THREE METHODS IDENTIFIED BELOW:

1.              VOTE BY INTERNET  -  www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 26, 2007.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

2.              VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 26, 2007. Have your proxy card in hand when you call and then follow the instructions.

3.              VOTE BY MAIL

Mark, sign and date your proxy card and return it to Playtex Products, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Thank you for your participation.

Sincerely,

Playtex Products, Inc.

September 17, 2007